Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Western Asset Managed Municipals Fund Inc. of our report dated July 21, 2022, relating to the financial statements and financial highlights, which appears in Western Asset Managed Municipals Fund Inc.’s Annual Report on Form N-CSR for the year ended May 31, 2022. We also consent to the reference to us under the heading “Financial Highlights/Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

May 22, 2023